                                                                    EXHIBIT (21)
                          SUPERVALU INC. SUBSIDIARIES
                               as of May 1, 1997
     (All are Subsidiary Corporations 100% Owned Directly or Indirectly,
                               Except as Noted)


                                                                                             PERCENTAGE OF VOTING
                                                         JURISDICTION                          SECURITIES OWNED BY
                                                        OF ORGANIZATION                          IMMEDIATE PARENT
                                                        ---------------                          ----------------
SUPERVALU INC
   Blaine North 1996 L.L.C                                 Delaware Limited Liability Company            70%
   Diamond Lake 1994 L.L.C                                 Delaware Limited Liability Company            25%
   J. M. Jones Equipment Company                           Delaware                                     100%
   Jackson Markets, Inc.                                   Mississippi                                  100%
   Maplewood East 1996 L.L.C                               Delaware Limited Liability Company            70%
   Max Club, Inc.                                          Minnesota                                    100%
   NAFTA Industries Consolidated, Inc.                     Texas                                         51%
        NAFTA Industries, Ltd.                             Texas Limited Partnership                     51%
   NC&T Supermarkets, Inc.                                 Ohio                                         100%
   Nevada Bond Investment Corp. I                          Nevada                                       100%
   Planmark Architecture of Oregon, P.C                    Oregon                                       100%
   Planmark, Inc.                                          Minnesota                                    100%
   Preferred Products, Inc.                                Minnesota                                    100%
   Risk Planners Agency of Ohio, Inc.                      Ohio                                         100%
   Risk Planners of Mississippi, Inc.                      Mississippi                                  100%
   Risk Planners of Pennsylvania, Inc.                     Pennsylvania                                 100%
   Risk Planners, Inc.                                     Minnesota                                    100%
        Risk Planners of Illinois, Inc.                    Illinois                                     100%
        Risk Planners of Montana, Inc.                     Montana                                      100%
   Silver Lake 1996 L.L.C                                  Delaware Limited Liability Company            51%
   SUPERVALU Pharmacies, Inc.                              Minnesota                                    100%
   SUPERVALU Transportation, Inc.                          Minnesota                                    100%
   SUVACO Insurance International, Ltd.                    Islands of Bermuda                           100%
   Sweet Life Foods, Inc.                                  Missouri                                     100%
        Market Development Corporation                     Connecticut                                  100%
        Springfield Sugar & Products Company               Delaware                                     100%
           First Colonial Trading Corporation              Massachusetts                                100%
           Hamlet Trading Corporation                      Massachusetts                                100%
           Sweet Life Products Corporation                 New York                                      75%
   Valu Ventures, Inc.                                     Minnesota                                    100%
   Valu Ventures 2, Inc.                                   Minnesota                                    100%
   Valu Ventures-Albert Lea, Inc.                          Minnesota                                    100%
   Valu Ventures-Duluth, Inc.                              Minnesota                                    100%
   Western Dairy Distributors, Inc.                        Colorado                                     100%

   Supermarket Operators of America Inc.                   Delaware                                     100%
        Advantage Logistics - Midwest, Inc.                Delaware                                     100%
        Advantage Logistics - Southeast, Inc.              Alabama                                      100%
        Clyde Evans Markets, Inc.                          Ohio                                         100%
             Clyde Evans, Inc.                             Ohio                                         100%
        Hyper Shoppes, Inc.                                Delaware                                     100%
             HS Real Estate Company, Inc.                  Delaware                                     100%
             Hyper Shoppes (Colorado), Inc.                Colorado                                     100%
                 Hyper Real Estate (Colorado), Inc.        Colorado                                     100%
             Hyper Shoppes (Ohio), Inc.                    Ohio                                         100%
                 bigg's (KY), Inc.                         Delaware                                     100%
                 BFO, Inc.                                 Ohio                                         100%
                 HSO, Inc.                                 Ohio                                         100%
        Scott's Food Stores, Inc.                          Indiana                                      100%
                  SV Ventures*                             Indiana General Partnership                   50%

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
                                                                                           PERCENTAGE OF VOTING
                                                                   JURISDICTION              SECURITIES OWNED BY
                                                                  OF ORGANIZATION              IMMEDIATE PARENT
                                                                  ---------------              ----------------
Supermarket Operators of America Inc. (continued)

        SUPERVALU Holdings, Inc.                                Missouri                                100%
             Airway Redevelopment Corporation                   Missouri                                100%
             Augsburger's, Inc.                                 Indiana                                 100%
             Glenn-Wohlberg & Company                           Missouri                                100%
             Hazelwood Farms Bakeries, Inc.                     Missouri                                100%
             John Alden Industries, Inc.                        Rhode Island                            100%
             Livonia Holding Company, Inc.                      Michigan                                100%
                  Foodland Distributors                         Michigan General Partnership             50%
             Mohr Developers, Inc.                              Missouri                                100%
             Mohr Distributors of Litchfield, Inc.              Illinois                                100%
             Save Mart Foods, Inc.                              Missouri                                100%
                  Treasure Enterprises, Inc.                    Missouri                                100%
             Shop 'N Save Warehouse Foods, Inc.                 Missouri                                100%
                   WSI Satellite, Inc.                          Missouri                                100%
             SV Ventures*                                       Indiana General Partnership              50%
             SVH Holding, Inc.                                  Delaware                                100%
                   SVH Realty, Inc.                             Delaware                                100%
             USCP-WESCO, Inc.                                   California                              100%
             WC&V Supermarkets, Inc.                            Vermont                                 100%
             Wetterau Finance Co.                               Missouri                                100%
             Wetterau Independence, Inc.                        Missouri                                100%
             Wetterau Insurance Co. Ltd.                        Bermuda                                 100%

             SUPERVALU Operations, Inc.                         Rhode Island                            100%
                  Butson's Enterprises, Inc.                    New Hampshire                           100%
                       Butson's Enterprises of
                       Vermont, Inc.                            Vermont                                 100%
                       Keatherly, Inc.                          New Hampshire                           100%
                       Peoples Market, Incorporated             New Hampshire                           100%
                       Violette's Supermarkets, Inc.            New Hampshire                           100%
                  East Main Development, Inc.                   Rhode Island                            100%
                  Ellsworth Foods, Inc.                         Maine                                   100%
                  Glendale Foods, Inc.                          Pennsylvania                            100%
                  M & C Foods, Inc.                             Pennsylvania                            100%
                  Maryland Specialty Realty Corp.               Maryland                                100%
                  Moran Foods, Inc.                             Missouri                                100%
                       Lot 18 Redevelopment
                       Corporation                              Missouri                                100%
                  Pets, Crafts & Things, Inc.                   Pennsylvania                            100%
                  Total Insurance Marketing
                       Enterprises, Inc.                        Pennsylvania                            100%
                  Ultra Foods, Inc.                             New Jersey                              100%
                  Verona Road Associates, Inc.                  Pennsylvania                            100%

        * SV Ventures is a general partnership between SUPERVALU Holdings, Inc. and Scott's Food Stores, Inc. each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America, Inc.

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